                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Registration Statement on Amendment No. 1 to Form S-4 of Sycamore Networks, Inc. of our report dated August 23, 1999, except for the information presented in the fourth paragraph of Note 6 for which the date is February 11, 2000, relating to the financial statements of Sycamore Networks, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

August 11, 2000